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                                                                      Exhibit 11


                          The Williams Companies, Inc.
         Computation of Earnings Per Common and Common-Equivalent Share


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
                                                                               (Thousands, except per-share amounts)
                                                                          -----------------------------------------------
                                                                             Three months ended       Nine months ended
                                                                               September 30,            September 30,
                                                                          -----------------------------------------------
                                                                             1996        1995         1996         1995
                                                                          -----------------------------------------------
Primary earnings:
  Income from continuing operations                                       $ 71,000     $ 68,500     $256,300   $  235,000
  Preferred stock dividends:
     $2.21 cumulative preferred stock                                          400        1,500        1,200        5,500
     $3.50 cumulative convertible preferred stock                            2,200        2,100        6,600        3,600
     Effect of preferred stock exchange                                       --          3,500         --          3,500
                                                                          -----------------------------------------------
  Income from continuing operations, net of preferred stock dividends       68,400       61,400      248,500      222,400
  Income from discountinued operations                                        --           --           --      1,005,700
                                                                          -----------------------------------------------
  Income applicable to common stock                                       $ 68,400     $ 61,400     $248,500   $1,228,100
                                                                          ===============================================

Primary shares:
  Average number of common shares outstanding during the period            104,899      102,054      104,701       97,144
  Common-equivalent shares attributable to options and deferred stock        3,376        3,453        3,393        3,229
                                                                          -----------------------------------------------
  Total common and common-equivalent shares                                108,275      105,507      108,094      100,373
                                                                          ===============================================

Primary earnings per common and common-equivalent share:
  Income from continuing operations                                       $    .63     $    .58     $   2.30   $     2.22
  Income from discontinued operations                                         --           --           --          10.02
                                                                          -----------------------------------------------
  Net income                                                              $    .63     $    .58     $   2.30   $    12.24
                                                                          ===============================================
Fully diluted earnings:
  Income from continuing operations                                       $ 71,000     $ 68,500     $256,300   $  235,000
  Preferred stock dividends:
     $2.21 cumulative preferred stock                                          400        1,500        1,200        5,500
     Effect of preferred stock exchange                                       --          3,500         --          3,500
                                                                          -----------------------------------------------
  Income from continuing operations, net of preferred stock dividends       70,600       63,500      255,100      226,000
  Income from discontinued operations                                         --           --           --      1,005,700
                                                                          -----------------------------------------------
  Income applicable to common stock                                       $ 70,600     $ 63,500     $255,100   $1,231,700
                                                                          ===============================================
Fully diluted shares:
  Average number of common shares outstanding during the period            104,899      102,054      104,701       97,144
  Common-equivalent shares attributable to options and deferred stock        3,506        3,627        3,519        3,397
  Dilutive preferred shares                                                  3,906        3,906        3,906        2,189
                                                                          -----------------------------------------------
  Total common and common-equivalent shares                                112,311      109,587      112,126      102,730
                                                                          ===============================================

Fully diluted earnings per common and common-equivalent share:
  Income from continuing operations                                       $    .63     $    .58     $   2.27   $     2.20
  Income from discontinued operations                                         --           --           --           9.79
                                                                          -----------------------------------------------
  Net income                                                              $    .63     $    .58     $   2.27   $    11.99
                                                                          ===============================================
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